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                             AMENDMENT NO. 6 TO THE
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                                  Dated as of September 30, 1998

         AMENDMENT NO. 6 TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "AMENDMENT") is entered into by WHEELING-PITTSBURGH STEEL CORPORATION, a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "LENDERS") and CITIBANK, N.A., as agent (the "AGENT").

         PRELIMINARY STATEMENTS:

         (1) The Borrower, the Lenders, Agent and Issuing Bank have entered into a Second Amended and Restated Credit Agreement dated as of December 28, 1995 (as amended, supplemented or otherwise modified through the date hereof, the "CREDIT AGREEMENT"). Capitalized terms not otherwise defined in this Amendment have the meanings specified in the Credit Agreement.

         (2) The Borrower anticipates that Unimast will receive financing on a stand-alone basis and will pledge its assets to secure such financing (the "UNIMAST FINANCING").

         (3) The Borrower has requested that the Lenders agree to release Unimast as a Guarantor under the Guaranty and as a Grantor under the Guarantor Security Agreement upon the consummation of the Unimast Financing.

         (4)  The  Lenders  have  agreed  to  amend  the  Credit   Agreement  as
hereinafter set forth.

         SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4(a), (b) and (c), hereby amended as follows:

         (a) The definition of "Guarantor" in Section 1.1 is amended by deleting the phrase "PCC, Wheeling Construction or Unimast" and substituting therefor the phrase "PCC or Wheeling Construction".

         (b) The definition of "Unimast" in Section 1.1 is deleted in full.



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         (c) The  definition  of "Adjusted  EBITDA" in Section 1.1 is amended in full to read as follows:

             "ADJUSTED EBITDA" means, for any person for any period, the EBITDA for such person PLUS, to the extent included as expense in the calculation of EBITDA, the pension and other long term post-retirement/employment benefit charges ("Employee Expenses"); minus cash payments for such Employee Expenses.

         (d) Section 5.1 is amended by deleting the amounts set opposite the following dates and substituting therefor the amount set forth below opposite each such date:

         September 30, 1998                      178,800,000
         December 31, 1998                       174,300,000

         March 31, 1999                          176,800,000
         June 30, 1999                           184,900,000

         (e) Section 5.2 is amended by deleting the amounts set opposite the following dates and substituting therefor the amount set forth below apposite each such date:

         September 30, 1998                      7.29:1.00
         December 31, 1998                       7.82:1.00

         March 31, 1999                          8.00:1.00
         June 30, 1999                           7.66:1.00

         (f) Section 5.3 is amended by deleting the ratios set opposite the following dates and substituting therefor the word or ratio set forth below opposite each such date:

         September 30, 1998                      N/A
         December 31, 1998                       N/A

         March 31, 1999                          0.61:1.00
         June 30, 1999                           0.75:1.00



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         (g)  Section 5.4 is amended by deleting  the amounts set  opposite  the following dates and substituting therefor the amount set forth below apposite each such date:

         September 30, 1998                      (130,000,000)
         October 31, 1998                        (130,100,000)
         November 30, 1998                       (130,000,000)
         December 31, 1998                       (130,000,000)

         January 31, 1999                        (135,000,000)
         February 28, 1999                       (135,000,000)
         March 31, 1999                          (140,000,000)
         April 30, 1999                          (140,000,000)
         May 31, 1999                            (140,000,000)
         June 30, 1999                           (140,000,000)
              and thereafter

         (h) Section 5.5 is amended by deleting the amounts set opposite the following dates and substituting therefor the amount set forth below apposite each such date:

         September 30, 1998                      127,300,000
         December 31, 1998                       140,700,000

         March 31, 1999                          151,200,000
         June 30, 1999                           169,500,000
              and thereafter

         (i) Section 8.1(k) is deleted in full and inserted in its place is "(k) [Intentionally deleted]".

         SECTION 2. WAIVER. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4(a) and (b), the Lenders, notwithstanding anything in the contrary contained in Section 7.5 of the Credit Agreement, hereby consent to the merger of Champion Metal Products, Inc. into Wheeling Construction Products, Inc. and subsequent merger of Wheeling Construction Products, Inc. into Borrower.

         SECTION 3. RELEASE. (a) Effective as of the date of the Unimast Loan Agreement and subject to the satisfaction of the conditions precedent set forth in Section 4, the Lenders hereby (i) release Unimast as a Guarantor under the Guaranty, (ii) release Unimast as a Grantor under the Guarantor Security Agreement and the assets of Unimast from the security


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interests  granted  thereby  and  (iii)  release  the  pledge  of the  Guarantor
Intercompany Note of Unimast from the Borrower Pledge Agreement.

         (b) The Agent agrees that it will, at the Borrower's expense, and upon the release of the Collateral specified in paragraph (a) of this Section 3, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Guarantor Security Agreement and Borrower Pledge Agreement, as applicable.

         SECTION 4. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of the date first above written on the Business Day when, and only when, the following conditions shall have been satisfied:

         (a) The Agent shall have received counterparts of this Amendment executed by the Borrower, each other Loan Party and all of Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lenders have executed this Amendment;

         (b) The Agent shall have received a certificate signed by a duly authorized officer of the Borrower stating that:

             (i) The representations and warranties contained in the Credit Agreement and each Loan Document are correct on and as of the date of such certificate as though made on and as of the date hereof other than any such representations or warranties that, by their terms, refer to a date other than the date of such certificate; and

             (ii) No event has occurred and is continuing that constitutes a Default or an Event of Default.

         (c) The Unimast Financing shall have been consummated.

The effectiveness of this Amendment is conditioned upon the accuracy of the factual matters described herein. This Amendment is subject to the provisions of
Section 10.1 of the Credit Agreement.

         SECTION 5. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

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         (b)  The  Credit   Agreement  and  each  of  the  Loan  Documents,   as
specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Agent, or the Issuing Bank under the Credit Agreement or any Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document.

         SECTION 6. COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 10.4(a) of the Credit Agreement.

         SECTION 7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         SECTION 8. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 BORROWER

                                       WHEELING-PITTSBURGH STEEL
                                       CORPORATION


                                       By: /s/ Paul J. Mooney
                                           ----------------------------
                                       Name:   Paul J. Mooney
                                       Title:  Executive Vice President


                                 AGENT

                                       CITIBANK, N.A., as Agent


                                       By: /s/ illegible
                                           ----------------------------
                                       Name:
                                       Title:


                                 LENDERS

                                       CITICORP USA, INC.


                                       By: /s/ illegible
                                           ----------------------------
                                          Name:
                                          Title:


                                       CORESTATES BANK, N.A.


                                        By:   /s/ Myron Landau
                                            ---------------------------
                                           Name:   Myron Landau
                                           Title:  Vice President


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                                   BANKAMERICA BUSINESS CREDIT, INC.


                                   By: /s/ Walter T. Shellman
                                       --------------------------------
                                       Name:   Walter T. Shellman
                                       Title:  Vice President


                                   STAR BANK, N.A.


                                   By: /s/ Mike Elbert
                                       --------------------------------
                                       Name:   Mike Elbert
                                       Title:  Vice President


                                   NATIONSBANK, N.A.


                                   By: /s/ Melba B. Orzon
                                       --------------------------------
                                       Name:   Melba B. Orzon
                                       Title:  Vice President


                                   NATIONAL CITY COMMERCIAL
                                    FINANCE, INC.


                                   By: /s/ John P. Dunn
                                       --------------------------------
                                       Name:   John P. Dunn
                                       Title:  Vice President


                                   CONSENTED TO AND ACKNOWLEDGED:

                                   WHEELING-PITTSBURGH CORPORATION


                                   By: /s/ Paul J. Mooney
                                       --------------------------------
                                       Name:  Paul J. Mooney
                                       Title: Executive Vice President



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                                   WHEELING CONSTRUCTION PRODUCTS,
                                   INC.


                                   By: /s/ Paul J. Mooney
                                       ----------------------------------
                                       Name:   Paul J. Mooney
                                       Title:  Vice President & Treasurer


                                   PITTSBURGH-CANFIELD CORPORATION


                                   By: /s/ Paul J. Mooney
                                       ----------------------------------
                                       Name:   Paul J. Mooney
                                       Title:  Vice President & Treasurer


                                   UNIMAST INCORPORATED


                                   By: /s/ John W. Testa
                                       --------------------------------
                                       Name:   John W. Testa
                                       Title:  Secretary


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